Exhibit 99.1

Grocery Outlet Holding Corp. Announces Fourth Quarter and Fiscal 2022 Financial Results
Q4 fiscal 2022 net sales increased 18.9%
Comparable store sales grew 15.1% driven by a 10.0% increase in transactions
Net income increased 139.3% with diluted EPS of $0.16
Company provides outlook for fiscal 2023
Company changes presentation of non-GAAP financial measures
Emeryville, CA – February 28, 2023 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the fourth quarter and full fiscal year 2022 ended December 31, 2022.
Highlights for Fourth Quarter Fiscal 2022 as compared to Fourth Quarter Fiscal 2021:
•Net sales increased by 18.9% to $930.8 million.
•Comparable store sales increased by 15.1%, driven by a 10.0% increase in the number of transactions combined with a 4.6% increase in average transaction size.
•The Company opened ten new stores, ending the quarter with 441 stores in eight states.
•Net income increased 139.3% to $15.9 million, or $0.16 per diluted share.
•Adjusted EBITDA(1), under the Company's prior definition, increased 21.2% to $57.4 million. Under the revised definition, adjusted EBITDA increased 24.3% to $54.3 million.
•Adjusted net income(1), under the Company's prior definition, increased 24.4% to $24.9 million, or $0.25 per adjusted diluted share(1). Under the revised definition, adjusted net income increased 31.1% to $22.6 million, or $0.22 per adjusted diluted share.
"We are very pleased with our fourth quarter results and the strong momentum in our business," said RJ Sheedy, President and CEO of Grocery Outlet. "Our merchandise assortment is better than ever, our pipeline of opportunistic products is healthy, our marketing message of value and savings is resonating with a broad base of consumers, and our Independent Operators are connecting with customers in their stores and throughout their communities. The result is a compelling WOW! shopping experience that is driving strong traffic and spending trends across an expanding base of customers."
__________________________________
(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Beginning with the fourth quarter of fiscal 2022, the Company updated the definitions of our non-GAAP financial measures to no longer exclude the impact of non-cash rent expense and the provision for accounts receivable reserves. The presentation for adjusted EBITDA, adjusted net income and adjusted earnings per share for all periods presented has been recast to reflect these changes and a historical reconciliation of net income to both our revised and previous definitions of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share is set forth herein. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of our non-GAAP financial measures below for additional information about these items.

Highlights for Fiscal 2022 as compared to Fiscal 2021:
•Net sales increased by 16.2% to $3.58 billion.
•Comparable store sales increased by 11.8%, driven by a 5.9% increase in the number of transactions combined with a 5.6% increase in average transaction size.
•The Company opened 27 new stores and closed one store during the year.
•Net income increased 4.4% to $65.1 million, or $0.65 per diluted share.
•Adjusted EBITDA(1), under the Company's prior definition, increased 13.8% to $225.9 million. Under the revised definition, adjusted EBITDA increased 17.4% to $214.7 million.
•Adjusted net income(1), under the Company's prior definition, increased 13.5% to $102.0 million, or $1.02 per adjusted diluted share(1). Under the revised definition, adjusted net income increased 19.4% to $93.9 million, or $0.94 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $102.7 million at the end of the fourth quarter of fiscal 2022.
•Total debt was $379.7 million at the end of the fourth quarter of fiscal 2022, net of unamortized discounts and debt issuance costs.
•Net cash provided by operating activities during fiscal 2022 was $185.5 million.
•Capital expenditures for fiscal 2022, before the impact of tenant improvement allowances, were $147.1 million, and, net of tenant improvement allowances, were $129.2 million.
•On February 21, 2023, the Company completed the refinancing of its credit facility in order to lower borrowing costs and increase both liquidity and financial flexibility. The new facility includes a $300.0 million term loan and a $400.0 million revolving line of credit. At closing, the term loan was borrowed in full and $25.0 million was drawn against the revolving line of credit.
Outlook:
The Company is providing the following outlook for fiscal 2023:

New store openings, net	25 to 28
Net sales	$3.85 billion to $3.90 billion
Comparable store sales increase	4.5% to 5.5%
Gross margin	~30.6%
Adjusted EBITDA, revised definition(1)	$237 million to $243 million
Adjusted earnings per share — diluted, revised definition(1)	$0.94 to $0.99
Capital expenditures (net of tenant improvement allowances)	~$155 million
Charles Bracher, CFO of Grocery Outlet, commented, "Driven by on our strong business fundamentals, we are well-positioned as we begin fiscal 2023. We expect healthy comp sales growth as customers continue to respond to our value offering and WOW! shopping experience. We continue to expand our footprint despite construction challenges, and we expect the pace of openings to accelerate in the second half of the year to our 10% annualized new unit growth rate. In addition, the financial flexibility provided by our new expanded credit facility will further support our strategic objectives and the overall growth of our business for years to come."

Conference Call Information:
A conference call to discuss the fourth quarter and full fiscal 2022 financial results is scheduled for today, February 28, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call, using conference ID #13730480. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13730480. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, asset impairment and gain or loss on disposition and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.

Beginning with the fourth quarter of fiscal 2022, we updated our definitions of adjusted EBITDA, adjusted net income and adjusted earnings per share to no longer exclude the impact of non-cash rent expense and the provision for accounts receivable reserves. The presentation for adjusted EBITDA, adjusted net income and adjusted earnings per share for all periods presented have been recast to reflect these changes and a reconciliation between the revised and previous definitions of adjusted EBITDA, adjusted net income and adjusted earnings per share have been provided within the "Reconciliation of GAAP Net Income to Adjusted EBITDA", "Reconciliation of GAAP Net Income to Adjusted Net Income", "Quarterly Reconciliation of GAAP Net Income to Adjusted EBITDA", and "Quarterly Reconciliation of GAAP Net Income to Adjusted Net Income" tables below.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, business and market trends, our objectives for future operations and macroeconomic conditions may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; inflation (resulting in part from various supply disruptions, increased shipping and transportation costs, increased commodity costs, increased labor costs in the supply chain, increased selling, general and administrative expenses and the uncertain economic environment) and other changes affecting the market prices and supply of the products the Company sells; failure to open, relocate or remodel stores on schedule and on budget (including due to increased lead times to acquire materials, obtain permits and licenses as well as higher construction related costs); risks associated with newly opened stores; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to participate effectively in the growing online retail marketplace; natural or man-made disasters, unusual weather conditions (which may become more frequent due to climate change), power outages, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; unexpected costs and negative effects if the Company incurs losses not covered by insurance; inability to attract, train and retain highly qualified employees; risks associated with macroeconomic and geopolitical conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; material disruption to information technology systems; risks associated with products the Company and its independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 440 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland and New Jersey.
INVESTOR RELATIONS CONTACTS:
John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net sales	$930,830	$782,701	$3,578,101	$3,079,582
Cost of sales	649,666	540,752	2,486,002	2,130,796
Gross profit	281,164	241,949	1,092,099	948,786
Operating expenses:
Selling, general and administrative	230,231	200,593	889,347	773,718
Depreciation and amortization	18,776	18,361	75,206	68,358
Share-based compensation	8,193	7,564	32,556	17,615
Total operating expenses	257,200	226,518	997,109	859,691
Income from operations	23,964	15,431	94,990	89,095
Other expenses (income):
Interest expense, net	5,612	3,786	17,967	15,564
Gain on insurance recoveries	—	—	—	(3,970)
Loss on debt extinguishment	—	—	1,274	—
Total other expenses (income)	5,612	3,786	19,241	11,594
Income before income taxes	18,352	11,645	75,749	77,501
Income tax expense	2,463	5,006	10,697	15,191
Net income and comprehensive income	$15,889	$6,639	$65,052	$62,310
Basic earnings per share	$0.16	$0.07	$0.67	$0.65
Diluted earnings per share	$0.16	$0.07	$0.65	$0.63
Weighted average shares outstanding:
Basic	97,463	96,092	96,812	95,725
Diluted	100,589	99,103	100,162	99,418

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$102,728	$140,085
Independent operator receivables and current portion of independent operator notes, net of allowance	10,805	7,219
Other accounts receivable, net of allowance	4,368	3,159
Merchandise inventories	334,319	275,502
Prepaid expenses and other current assets	15,137	16,780
Total current assets	467,357	442,745
Independent operator notes, net of allowance	22,535	21,516
Property and equipment, net	560,746	499,387
Operating lease right-of-use assets	902,163	898,152
Intangible assets, net	63,993	51,921
Goodwill	747,943	747,943
Other assets	7,667	8,144
Total assets	$2,772,404	$2,669,808
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$137,631	$122,110
Accrued and other current liabilities	53,213	49,025
Accrued compensation	27,194	8,450
Current lease liabilities	54,586	51,136
Income and other taxes payable	7,890	7,185
Total current liabilities	280,514	237,906
Long-term debt, net	379,650	451,468
Deferred income tax liabilities, net	19,782	9,416
Long-term lease liabilities	980,759	961,746
Other long-term liabilities	1,485	—
Total liabilities	1,662,190	1,660,536
Stockholders' equity:
Common stock	98	96
Series A preferred stock	—	—
Additional paid-in capital	847,589	811,701
Retained earnings	262,527	197,475
Total stockholders' equity	1,110,214	1,009,272
Total liabilities and stockholders' equity	$2,772,404	$2,669,808

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	52 Weeks Ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net income	$65,052	$62,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	70,451	63,442
Amortization of intangible and other assets	7,800	7,682
Amortization of debt issuance costs and discounts	2,264	2,511
Non-cash rent	6,932	10,753
Gain on insurance recoveries	—	(3,970)
Loss on debt extinguishment	1,274	—
Share-based compensation	32,556	17,615
Provision for accounts receivable	4,318	4,813
Proceeds from insurance recoveries - business interruption and inventory	—	2,103
Deferred income taxes	10,367	12,944
Other	1,176	1,251
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(7,230)	(21)
Merchandise inventories	(58,817)	(30,345)
Prepaid expenses and other assets	841	3,301
Income and other taxes payable	705	(362)
Trade accounts payable, accrued compensation and other liabilities	35,094	3,179
Changes in operating lease assets and liabilities, net	12,728	8,381
Net cash provided by operating activities	185,511	165,587
Cash flows from investing activities:
Advances to independent operators	(9,819)	(10,024)
Repayments of advances from independent operators	6,917	4,563
Purchases of property and equipment	(130,482)	(123,384)
Proceeds from sales of assets	39	37
Investments in intangible assets and licenses	(16,586)	(9,772)
Proceeds from insurance recoveries - property and equipment	—	1,867
Net cash used in investing activities	(149,931)	(136,713)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,890	7,226
Principal payments on senior term loan	(75,000)	—
Principal payments on finance leases	(1,271)	(1,155)
Repurchase of common stock	(3,451)	—
Dividends paid	(105)	(186)
Net cash provided (used in) by financing activities	(72,937)	5,885
Net increase (decrease) in cash and cash equivalents	(37,357)	34,759
Cash and cash equivalents at beginning of period	140,085	105,326
Cash and cash equivalents at end of period	$102,728	$140,085

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net income	$15,889	$6,639	$65,052	$62,310
Interest expense, net	5,612	3,786	17,967	15,564
Income tax expense	2,463	5,006	10,697	15,191
Depreciation and amortization expenses (1)	19,553	19,079	78,251	71,124
EBITDA	43,517	34,510	171,967	164,189
Share-based compensation expenses (2)	8,193	7,564	32,556	17,615
Asset impairment and gain or loss on disposition (3)	288	298	1,176	1,241
Other (4)	2,331	1,347	8,983	(153)
Adjusted EBITDA, revised definition	$54,329	$43,719	$214,682	$182,892

Revised definition no longer adjusts for:
Non-cash rent (5)	1,572	2,393	6,932	10,753
Provision for accounts receivable reserves (6)	1,545	1,284	4,318	4,813
Adjusted EBITDA, previous definition	$57,446	$47,396	$225,932	$198,458

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net income	$15,889	$6,639	$65,052	$62,310
Share-based compensation expenses (2)	8,193	7,564	32,556	17,615
Asset impairment and gain or loss on disposition (3)	288	298	1,176	1,241
Other (4)	2,331	1,347	8,983	(153)
Amortization of purchase accounting assets and deferred financing costs (7)	1,679	2,992	10,877	11,821
Tax adjustment to normalize effective tax rate (8)	(2,435)	1,597	(10,084)	(5,928)
Tax effect of total adjustments (9)	(3,330)	(3,189)	(14,702)	(8,318)
Adjusted net income, revised definition	$22,615	$17,248	$93,858	$78,588

GAAP earnings per share
Basic	$0.16	$0.07	$0.67	$0.65
Diluted	$0.16	$0.07	$0.65	$0.63
Adjusted earnings per share, revised definition
Basic	$0.23	$0.18	$0.97	$0.82
Diluted	$0.22	$0.17	$0.94	$0.79

Revised definition no longer adjusts for:
Non-cash rent (5)	1,572	2,393	6,932	10,753
Provision for accounts receivable reserves (6)	1,545	1,284	4,318	4,813
Change in tax effect of total adjustments (9)	(837)	(911)	(3,087)	(4,241)
Adjusted net income, previous definition	$24,895	$20,014	$102,021	$89,913
Adjusted earnings per share, previous definition
Basic	$0.26	$0.21	$1.05	$0.94
Diluted	$0.25	$0.20	$1.02	$0.90

Weighted average shares outstanding
Basic	97,463	96,092	96,812	95,725
Diluted	100,589	99,103	100,162	99,418

GROCERY OUTLET HOLDING CORP.
QUARTERLY RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022	April 2, 2022	July 2, 2022	October 1, 2022	December 31, 2022
Net income	$18,892	$19,640	$17,139	$6,639	$11,574	$20,094	$17,495	$15,889
Interest expense, net	3,906	3,922	3,950	3,786	3,682	3,875	4,798	5,612
Income tax expense	1,049	4,082	5,054	5,006	4,172	1,668	2,394	2,463
Depreciation and amortization expenses (1)	16,144	17,667	18,234	19,079	18,990	19,554	20,154	19,553
EBITDA	39,991	45,311	44,377	34,510	38,418	45,191	44,841	43,517
Share-based compensation expenses (2)	3,939	4,210	1,902	7,564	5,795	9,484	9,084	8,193
Asset impairment and gain or loss on disposition (3)	452	305	186	298	363	182	343	288
Other (4)	592	(3,385)	1,293	1,347	1,505	2,626	2,521	2,331
Adjusted EBITDA, revised definition	$44,974	$46,441	$47,758	$43,719	$46,081	$57,483	$56,789	$54,329

Revised definition no longer adjusts for:
Non-cash rent (5)	2,908	3,061	2,391	2,393	1,936	1,835	1,589	1,572
Provision for accounts receivable reserves (6)	955	1,334	1,240	1,284	1,233	819	721	1,545
Adjusted EBITDA, previous definition	$48,837	$50,836	$51,389	$47,396	$49,250	$60,137	$59,099	$57,446

GROCERY OUTLET HOLDING CORP.
QUARTERLY RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022	April 2, 2022	July 2, 2022	October 1, 2022	December 31, 2022
Net income	$18,892	$19,640	$17,139	$6,639	$11,574	$20,094	$17,495	$15,889
Share-based compensation expenses (2)	3,939	4,210	1,902	7,564	5,795	9,484	9,084	8,193
Asset impairment and gain or loss on disposition (3)	452	305	186	298	363	182	343	288
Other (4)	592	(3,385)	1,293	1,347	1,505	2,626	2,521	2,331
Amortization of purchase accounting assets and deferred financing costs (7)	2,943	2,943	2,943	2,992	3,112	3,055	3,031	1,679
Tax adjustment to normalize effective tax rate (8)	(4,256)	(2,402)	(867)	1,597	(176)	(4,295)	(3,178)	(2,435)
Tax effect of total adjustments (9)	(2,219)	(1,140)	(1,770)	(3,189)	(2,963)	(4,217)	(4,192)	(3,330)
Adjusted net income, revised definition	$20,343	$20,171	$20,826	$17,248	$19,210	$26,929	$25,104	$22,615
GAAP earnings per share
Basic	$0.20	$0.21	$0.18	$0.07	$0.12	$0.21	$0.18	$0.16
Diluted	$0.19	$0.20	$0.17	$0.07	$0.12	$0.20	$0.17	$0.16
Adjusted earnings per share, revised definition
Basic	$0.21	$0.21	$0.22	$0.18	$0.20	$0.28	$0.26	$0.23
Diluted	$0.20	$0.20	$0.21	$0.17	$0.19	$0.27	$0.25	$0.22

Revised definition no longer adjusts for:
Non-cash rent (5)	2,908	3,061	2,391	2,393	1,936	1,835	1,589	1,572
Provision for accounts receivable reserves (6)	955	1,334	1,240	1,284	1,233	819	721	1,545
Change in tax effect of total adjustments (9)	(1,082)	(1,231)	(1,017)	(911)	(872)	(730)	(648)	(837)
Adjusted net income, previous definition	$23,124	$23,335	$23,440	$20,014	$21,507	$28,853	$26,766	$24,895
Adjusted earnings per share, previous definition
Basic	$0.24	$0.24	$0.24	$0.21	$0.22	$0.30	$0.28	$0.26
Diluted	$0.23	$0.23	$0.24	$0.20	$0.22	$0.29	$0.27	$0.25

Weighted average shares outstanding
Basic	95,195	95,724	95,955	96,092	96,148	96,578	97,057	97,463
Diluted	99,570	99,604	99,169	99,103	99,434	100,140	100,485	100,589

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(1)Includes depreciation related to our distribution centers, which is included within the cost of sales line item in our consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Represents asset impairment charges and gains or losses on dispositions of assets.
(4)Represents other non-recurring, non-cash or non-operational items, such as store closing costs, technology upgrade implementation costs, legal settlements and other legal expenses, loss on debt extinguishment, costs related to employer payroll taxes associated with equity awards, certain personnel-related costs, strategic project costs, gain on insurance recoveries, and miscellaneous costs.
(5)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio.
(6)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.